UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2013

INGLES MARKETS, INCORPORATED

(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC	28816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 669-2941

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2013 (the “Closing Date”), Ingles Markets, Incorporated (the “Company”) completed its previously announced offering of its unsecured Senior Notes due 2023 (the “Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes bear interest at 5.75% and were issued at par.

On the Closing Date, in order to issue the Notes, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), between the Company and Branch Banking and Trust Company, as Trustee, and a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and SunTrust Robinson Humphrey, Inc. (collectively, the “Initial Purchasers”), each of whom purchased the Notes from the Company under the related purchase agreement by and among the parties.

The Indenture and the Registration Rights Agreement are described below. All capitalized terms used in such descriptions that are not otherwise defined therein have the meanings ascribed to them in the Indenture and the Registration Rights Agreement.

Indenture

Pursuant to the Indenture, the Company issued and sold $700 million aggregate principal amount of the Notes. The terms of the Indenture permit the issuance from time to time of additional Notes. The material terms of the Indenture include, among others:

Ranking. The Notes are senior unsecured debt of the Company and will rank equally in right of payment with the Company’s other existing and future senior debt and senior in right of payment to all of the Company’s existing and future subordinated debt. The Notes are effectively subordinated to the Company’s existing and future secured debt to the extent of the value of the assets securing such debt and are structurally subordinated to all of the existing and future liabilities of each of the Company’s subsidiaries that do not guarantee the Notes.

Guarantors. At issuance, the Notes are not guaranteed. However, if any restricted subsidiary of the Company subsequently becomes a guarantor or obligor in respect of any other indebtedness of the Company or any other restricted subsidiary, each such restricted subsidiary shall also guarantee the Notes on a senior basis.

Final Maturity Date. The Notes mature on June 15, 2023.

Interest Rate. Interest on the Notes accrues at a rate of 5.75% per annum. Interest on the Notes is payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2013.

Optional Redemption. At any time prior to June 15, 2018, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On or after June 15, 2018, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on the years indicated below:

Year	Redemption Price
2018	102.875%
2019	101.917%
2020	100.958%
2021 and thereafter	100.000%

In addition, at any time prior to June 15, 2016, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 105.750% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date that is on or prior to the redemption date). At least 65% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 60 days of the closing of the Equity Offering.

Repurchase upon Change of Control. Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s restricted subsidiaries) to: incur additional debt; prepay subordinated indebtedness; pay dividends or make other distributions on, redeem or repurchase, capital stock; make investments and restricted payments; enter into transactions with affiliates; sell assets; create liens on assets to secure debt; or effect a consolidation or merger or sell all, or substantially all, of the Company’s assets, in each case, subject to certain qualifications and exceptions.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes is not complete and is qualified in its entirety by reference to the Indenture and the Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed with the Initial Purchasers, for the benefit of the holders of the Notes, to file a registration statement with respect to a registered offer to exchange the Notes for an issue of registered notes of the Company (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or any annual interest rate increases as described below).

Promptly after the Securities and Exchange Commission (the “SEC”) declares the exchange offer registration statement effective, the Company will offer the Exchange Notes in return for surrender of the Notes. The exchange offer will remain open for at least 30 days after the date notice of the exchange offer is sent to holders. For each Note surrendered to the Company under the exchange offer, the holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Notes or, if no interest has been paid on the Notes, from the issue date of the Notes (the “Issue Date”).

If applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, or under certain other circumstances, the Company will use its reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the earlier of (i) two years after the Issue Date and (ii) such time as all the Notes have been sold under the shelf registration statement. The Company will, in the event that a shelf registration is filed, provide to each holder copies of a prospectus, notify each holder when the shelf registration statement has become effective and take certain other actions as are required to permit resales of the Notes. A holder that sells its Notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to a selling holder (including certain indemnification obligations).

If (i) the Company does not file the exchange offer registration statement with the SEC on or before October 10, 2013, (ii) the exchange offer registration statement has not been declared effective by the SEC on or before January 7, 2014, (iii) the exchange offer is not consummated by the Company on or before February 17, 2014 or (iv), if applicable, a shelf registration statement covering resales of the Notes has not been declared effective or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter, until any such registration default has been cured. Any amounts of additional interest due will be payable in cash on the same interest payment dates as interest on the Notes is otherwise payable.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of June 12, 2013, between the Company and Branch Banking and Trust Company, as Trustee.

4.2	Form of 5.75% Senior Note due 2023 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 12, 2013, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and SunTrust Robinson Humphrey, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED
(Registrant)

Date: June 18, 2013

By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer

EXHIBIT INDEX

4.1	Indenture, dated as of June 12, 2013, between the Company and Branch Banking and Trust Company, as Trustee.

4.2	Form of 5.75% Senior Note due 2023 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 12, 2013, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and SunTrust Robinson Humphrey, Inc.